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Exhibit 99.1

Financial statement schedule—Rule 12-09.

Valuation and qualifying accounts.

YEAR ENDED 6/30/01

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts—describe	Column D— Deductions— describe	Column E— Balance at end of period

Allowance for doubtful accounts	$2,046,015	$512,363	$—	$1,508,378	$1,050,000

YEAR ENDED 6/30/02

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts—describe	Column D— Deductions— describe	Column E— Balance at end of period

Allowance for doubtful accounts	$1,050,000	$200,000	$—	$—	$1,250,000

YEAR ENDED 6/30/03

		Column C—Additions
Column A—Description	Column B— Balance at beginning of period	(1)—Charged to costs and expenses	(2)—Charged to other accounts—describe	Column D— Deductions— describe	Column E— Balance at end of period

Allowance for doubtful accounts	$1,250,000	$672,000	$—	$—	$1,922,000

QuickLinks

  Exhibit 99.1
  Financial statement schedule—Rule 12-09.
  YEAR ENDED 6/30/01
  YEAR ENDED 6/30/02
  YEAR ENDED 6/30/03